SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2010

ENGLOBAL CORPORATION (Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	001-14217 (Commission File Number)	88-0322261 (IRS Employer Identification No.)

654 N. Sam Houston Parkway E., Suite 400, Houston, Texas (Address of principal executive offices)	77060-5914 (Zip Code)

Registrant's telephone number, including area code 281-878-1000

__________________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Compensatory Arrangement of Certain Officers

On June 8, 2010, ENGlobal Corporation (the “Company”) entered into an Employment Agreement (the “Employment Agreement”) with Edward L. Pagano providing for his employment as Chief Executive Officer of the Company, effective May 3, 2010.

Pursuant to the Employment Agreement, Mr. Pagano will be entitled to receive a base salary at an annualized rate of $300,000 and will be eligible for an annual bonus, the target amount of which will be 60% of his base salary. At the sole discretion of the Board of Directors, for Mr. Pagano’s first year of employment, the Company may also award Mr. Pagano a sign-on bonus of $25,000. Pursuant to the Employment Agreement, Mr. Pagano will receive a grant of Common Stock on June 17, 2010 equal to $100,000 divided by the closing price of the Common Stock on June 17, 2010, the day of the annual meeting of the Board of Directors. During years two and three of the Employment Agreement, Mr. Pagano will receive a grant of Common Stock equal to $75,000 divided by the closing price of the Common Stock on the day of the annual meeting of the Board of Directors (collectively, the “Restricted Stock”).  The Restricted Stock will vest in four equal annual installments beginning on December 31 of the year they are granted.

If Mr. Pagano’s employment is terminated by the Company without cause (as defined in the Employment Agreement), other than following a change of control or his death, Mr. Pagano will be entitled to, for a period of six months (or up to 12-months at the election of the Company), his base salary, in accordance with the Company’s normal payroll policies, and continued coverage of all group health, medical and dental insurance policies currently maintained by the Company for the Company’s executive employees.

If Mr. Pagano’s employment is terminated by the Company without cause (as defined in the Employment Agreement), in this case following a change of control of the Company, on or before the 365th day after a Company Change of Control Event, then Mr. Pagano will be entitled to, for a period of one year, his base salary, in accordance with the Company’s normal payroll policies, continued coverage of all group health, medical and dental insurance policies currently maintained by the Company for the Company’s executive employees.  For this purpose, a Company Change of Control Event will be as defined in the then current Equity Incentive Plan.

The foregoing description of the terms of the Employment Agreement and the Restricted Stock is a summary only and is qualified in all respects by reference to the Employment Agreement, attached hereto as Exhibit 99.1 and incorporated herein by reference, and any equity award agreements.

The press release announcing the appointment of Mr. Pagano as Chief Executive Officer is filed as Exhibit 99.2 to a Current Report on Form 8-K filed on April 27, 2010.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

Number	Exhibit

99.1	Employment Agreement between ENGlobal Corporation and Edward L. Pagano effective May 3, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGlobal Corporation

Date: June 14, 2010	/s/ Natalie S. Hairston Natalie S. Hairston Vice President - Investor Relations, Chief Governance Officer and Corporate Secretary